EXHIBIT 10.75
                         SIXTH AMENDMENT OF LEASE

      THIS SIXTH AMENDMENT OF LEASE (this "Amendment") is made as of September 10, 1997 (the "Effective Date,,) by and between ARE-QRS CORP., a Maryland corporation ("Landlord"), and MEDIMMUNE, INC., a Delaware corpo ration ("Tenant").


                     EXPLANATORY STATEMENT

      A. Clopper Road Associates ("Original Landlord") and Tenant entered into a Lease Agreement dated February 14, 1991 (the "Original Lease"), whereby Tenant agreed to lease from Landlord forty thousand eight hundred forty-three (40,843) square feet (the "Original Leased Premises") in the building (the "Building") known as Building D located at 35 West Watkins Mill Road, in the Bennington Corporate Center in Gaithersburg, Maryland.

      B. Original Landlord and Tenant entered into a First Amendment of Lease dated June 8, 1993 (the "First Amendment"), pursuant to which Building D was expanded and the square footage of the original Leased Premises was increased by the amount of such expansion (the "Expansion Space") (collectively, the Original Leased Premises and the Expansion Space shall be hereinafter referred to as the "Expanded Leased Premises"). Certain other changes were also made to the Original Lease as a result of the First Amendment.

      C. Original Landlord and Tenant entered into a Second Amendment of Lease dated June 30, 1993 (the "Second Amendment"), pursuant to which the square footage of the Expanded Leased Premises was increased by adding space (the "Second Expansion Space") in Building 3 located at 25 West Watkins Mill Road (collectively, the original Leased Premises, the Expansion Space and the Second Expansion Space are hereinafter referred to as the "Second Expanded Leased Premises'); the Rent payable was adjusted, and certain other changes were made to the original Lease, as amended.

      D. Original Landlord and Tenant entered into a Third Amendment of Lease dated April 15, 1996, but effective as of January 1, 1995 (the "Third Amendment") to adjust percentages and addresses set forth in the Original Lease as amended.

      E. Original Landlord and Tenant entered into a Fourth Amendment of Lease dated October 3, 1996 (the "Fourth Amendment") pursuant to which the portion of the Second Expanded Leased Premises in Building B was expanded by adding space adjacent thereto (the "VAD Space") (the Second Expanded Leased Premises, as expanded by the VAD Space is hereinafter referred to as the 'Third Expanded Leased Premises,,); the Rent was adjusted, and certain other changes were made to the Original lease, as amended.



      F. Original Landlord and Tenant entered into a Fifth Amendment of Lease dated October 3, 1996 (the "Fifth Amendment") pursuant to which the portion of the Third Expanded Leased Premises in Building D was expanded by adding space adjacent thereof (the "Building D Expansion Space") (the Third Expanded Leased Premises, as expanded by the Building D Expansion Space, is hereinafter referred to as the "Fourth Expanded Leased Premises"; the Rent was adjusted, and certain other changes were made to the Original Lease, as amended.

      G. The Original Lease, the First, Second, Third, Fourth and Fifth Amendments are hereinafter collectively referred to as the "Lease".

      H.  Landlord purchased the Project from original Landlord.

      I. Landlord now desires to lease to Tenant and Tenant desires to lease from Landlord additional space in Building B located at 25 West Watkins Mill Road;

      J. Landlord and Tenant also desire to adjust the Rent payable under the Lease and make certain other changes to the Lease, all as more specifically set forth below.

      NOW, THEREFORE, in consideration of the Explanatory Statement, which shall be deemed a substantive part of this Sixth Amendment, the covenants of the parties herein and in the Lease, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Effective Date of Sixth Amendment. From and after the date of this Sixth Amendment, the Lease shall be amended as set forth below.

      2. Capitalized Terms. ALL capitalized terms in this Sixth Amendment shall have the same meanings as those in the Lease, unless specifically set forth otherwise herein.

      3. 1997 Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in addition to the Fourth Expanded Leased Premises, Ten Thousand Seventy Three (10,073) rentable square feet of space in Building 3 located at 25 West Watkins Mill Road (the 111997 Additional Space") (collectively, the Fourth Expanded Leased Premises and the 1997 Additional Space shall be deemed the "Leased Premises"). The 1997 Additional Space is shown more particularly on Exhibit A attached hereto and made a part hereof.

      On or before the 1997 Additional Space Commencement Date (as defined in Section 4(a) below), Landlord's architect and Tenant's architect shall jointly measure the rentable square footage of the 1997 Additional Space in accordance with the Building Owners and Managers Association method of measurement (ANSI 265.11996) and shall jointly certify to Landlord and Tenant the rentable square footage of the 1997 Additional Space. If necessary, appropriate rental and other adjustments shall be made by way of an amendment to the Lease.

      Landlord hereby agrees that the Second Expansion Space, the VAD Space and the 1997 Additional Space need not be separate and distinct premises and, subject to compliance by Tenant with the provisions of the Lease governing alterations, may be altered, reconfigured or redesigned to comprise a single integrated premises.

4. Construction of-1997 Additional Space

      (a) Landlord shall deliver the 1997 Additional Space to Tenant on the day following the date of delivery by Landlord to Tenant of a fully executed copy of this Amendment (the 111997 Additional Space Commencement Date"). Tenant hereby acknowledges that it has inspected the 1997 Additional Space and that it is in an unfinished state and Tenant hereby agrees to accept the 1997 Additional Space in "as is" condition on the date hereof reasonable wear and tear excepted between the date hereof and the date of delivery to Tenant.

      (b) Tenant shall cause the improvements for the 1997 Additional Space (the 111997 Additional Space Construction") to be constructed in accordance with the plans and specifications for the 1997 Additional Space (the 111997 Additional Space Plans"). The 1997 Additional Space Plans shall be approved and initialed by the parties before construction begins. Landlord shall not unreasonably withhold or delay its approval of the 1997 Additional Space Plans. Tenant shall provide Landlord one copy of all the 1997 Additional Space Plans at Tenant's expense, before construction begins.

      Tenant shall have received a building permit from the City of Gaithersburg for the 1997 Additional Space, and shall have provided a copy to Landlord, before Tenant shall be authorized to begin construction under this Sixth Amendment.

      Before construction begins Tenant shall have furnished to Landlord insurance certificates evidencing the existence of all insurance policies required to be carried by Tenant pursuant to the Lease.

      (c) (i) Subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, Tenant shall select a contractor (the "Third Party Contractor") to construct the 1997 Additional Space improve ments. Tenant will not change the Third Party Contractor to another party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The Third Party Contractor shall provide all work, labor and materials in support of the 1997 Additional Space Construction in accordance with the 1997 Additional Space Plans. The Third Party Contractor shall also perform its work in strict compliance with all laws, rules, regulations, orders, codes and other requirements of all governmental and quasi-governmental authorities having jurisdiction with respect to the 1997 Additional Space and/or the performance of the 1997 Additional Space Construction, and shall comply with all of Landlord's reasonable rules and regulations provided to the Third Party Contractor.

          (ii) In addition, Tenant shall cause the Third Party Contractor to obtain Builder's Risk insurance naming Landlord and Tenant as additional insureds and public liability insurance with limits of $1,000,000/ $2,000,000 for the 1997 Additional Space Construction. No later than the date of commencement of the 1997 Space Construction, Tenant shall cause the Third Party Contractor to provide to Landlord original insurance certif icates evidencing all such insurance policies and proof that the Third Party Contractor maintains a policy of Worker's Compensation Insurance in accordance with applicable law.

         (iii) Landlord, without charge to Tenant, shall have the right to observe the Third Party Contractor's work on the 1997 Additional Space Construction.

      (d) Landlord shall contribute $75,000.oo (the "Allowance") toward the costs and expenses incurred in connection with the performance of the 1997 Additional Space Construction. The Allowance shall be paid by Landlord to Tenant upon the completion of the 1997 Additional Space Construction. The 1997 Additional Space Construction shall be completed at such time as Tenant,. at its sole cost and expense and without cost to Landlord (except for the Allowance) shall (1) furnish evidence satisfactory to Landlord that all of the 1997 Additional Space Construction has been completed and paid for in full (which may be evidenced by the architect's certificate of completion and final waiver and release of liens from all contractors, subcontractors and materialmen (and such work has been accepted by Landlord); that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding; (2) furnish to Landlord all certifications and approvals with respect to the 1997 Additional Space Construction that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the 1997 Additional Space; and (3) furnish an affidavit from Tenant's architect certifying that all work performed in the 1997 Additional Space is in substantial accordance with the 1997 Additional Space Plans approved by Landlord.

      5.  Certain Constructions Provisions Not Applicable to 1997
Additional Space. Article I.B of the Original Lease, Paragraphs 4 through 7 of the First Amendment and Paragraph 5 of the Second Amendment shall not apply to the 1997 Additional Space, except as may be specifically set forth in this Sixth Amendment.

      6. Term of 1997 Additional Space Lease. The 1997 Additional Space Lease Term will commence on the 1997 Additional Space Commencement Date, and will end on November 30, 2006, subject to Paragraph 7 below. From and after the date of this Sixth Amendment, the term "Lease Term" will include the 1997 Additional Space Lease Term.

      7. Cancellation Option

         (a) Paragraph II.B of the Original Lease, as amended by the First Amendment, and as amended by the Second Amendment (with respect only to the Expanded Leased Premises (as defined in the Second Amendment)) shall not apply to the 1997 Additional Space.

         (b) Provided that no event of default shall have occurred and be continuing, Tenant shall have the right to terminate the Lease with respect to the 1997 Additional Space at any time from and after November 30, 2001 upon at least 180 days prior written notice to Landlord, which notice shall be accompanied by a termination fee in an amount equal to $38,256.00 plus an amount equal to three (3) months Basic Annual Rent payable hereunder on the date of Tenant's notice in respect of the 1997 Additional Space, if the termination date is November 30, 2001. The termination fee payable by Tenant to Landlord shall be reduced by $620.88 per month after December 1, 2001. So long as Tenant pays the Basic Annual Rent and Additional Rent payable under the Lease through the termination date set forth in Tenant's notice, the Lease as it relates to the 1997 Additional Space shall expire and come to an end on such termination date as if such date were the end of the Lease Term.

      8. Basic - Annual Rent for the 1997 Additional Space. Basic Annual Rent for the 1997 Additional Space shall equal One Hundred Thirty-five Thousand Nine Hundred Eighty Five and 56/100 Dollars ($135,985.56) per annum, payable in equal monthly installments of Eleven Thousand Three Hundred Thirty Two and 13/100 Dollars ($11,332.13). Payment of Basic Annual Rent shall commence on November 10, 1997.

         9 .   Rent.

         (a) The Basic Annual Rent shall be increased each year by an amount equal to three percent (3%) of the Basic Annual Rent then in effect. The first such adjustment shall become effective December 1, 1998, and subsequent adjustments shall become effective on December 1 of every calendar year thereafter for so long as the Lease continues in effect.

         (b) The above amounts of Basic Annual Rent for the 1997 Additional Space shall be paid at the same time and in addition to the payment of Basic Annual Rent for the balance of the Leased Premises, and otherwise in the manner set forth in Article III.B of the Lease.

         (c) There shall be no Security Deposit required hereunder for the 1997 Additional Space.



          10. Adjustments to Square Footages and Percentages.

         (a) Paragraph III.C(l)(c) of the Lease shall be amended so that the term "Rentable Area of the Leased Premises,' shall be deemed to be 81,298 square feet (being Fifty Eight and Fifty One One Hundredths Percent (58-51%) of the Buildings) so that the term includes the 1997 Additional Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Leased Premises.

(b) Notwithstanding anything to the contrary continued in the Lease, including this Amendment, for the purpose of calculating Additional Rent payments in respect of Common Area Expenses, Taxes and Insurance Tenant's Portion shall be Fifty One and Twenty Six one Hundredths Percent (51.26%) and the term Tenant's Portion shall not include the 1997 Additional Space. The term "Tenant's 1997 Additional Space Portion" shall mean Seven and Twenty Five One Hundredths Percent (7.25%). Tenant shall pay to landlord, as Additional Rent in respect of the 1997 Additional Space, Tenant's 1997 Additional Space Portion of Common Area Expenses, Taxes and Insurance. Payments by Tenant of Additional Rent in respect of the 1997 Additional Space shall be made monthly commencing on the date upon which Basic Annual Rent in respect of the 1997 Additional Space commences and shall be payable on the first day of each calendar month thereafter, each such payment to be in an amount equal to one-twelth (1/12th) of the amount of such expenses for the applicable calendar year as estimated by Landlord. Payments of Tenant's 1997 Additional Space Portion in respect of Common Area Expenses shall not increase in any one year by more than eight percent (8%).
      11. Use Restrictions and Rules. Paragraph IV.A of the Original Lease shall apply to the 1997 Additional Space.

      12. Improvements-by Tenant. Subsection (i) of the second paragraph of Paragraph IV.B of the Lease shall be stricken in its entirety and replaced with the following:

          "(i) the aggregate cost of the same does not exceed One Hundred Thousand Dollars ($100,000) with respect to the Expanded Leased Premises, Fifty Thousand Dollars ($50,000) with respect to the Second Expansion Space, Fifty Thousand Dollars ($50,000) with respect to the VAD Space, Fifty Thousand Dollars ($50,000) with respect to the Building D Expansion Space, or Fifty Thousand Dollars ($50,000) with respect to the 1997
Additional Space ....

      13. Insurance. Paragraph IV.E of the original Lease shall apply to the 1997 Additional Space.

      14. Damage and Destruction. The last two paragraphs of Article VI of the Lease shall be amended to read as follows:



         "Notwithstanding the preceding three (3) paragraphs of this
Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space, the VAD Space and the 1997 Additional Space) by fire, other casualty, or any other cause (except condemnation), then Landlord or Tenant automatically shall have the right pursuant to this Article VI to terminate the Lease with respect to the Second Expansion Space, the VAD Space and the 1997 Additional Space regardless of whether the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space has suffered any damage or destruction. However, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space only, (excluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have any right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VI with respect to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space, and the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such damage or destruction to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

      Notwithstanding anything set forth above in this Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this
Article VI due to damage or destruction to one of the Second Expansion Space or the VAD Space or the 1997 Additional Space, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the nondamaged Space in Building B, or with respect to the Expanded Leased Premises.,,

      15. Condemnation.  The last sentence of the second paragraph of
Article VII of the Lease shall only apply to the Expanded Leased Premises and Building D Expansion Space and shall not apply to the Second Expansion Space, or the VAD Space or the 1997 Additional Space. In addition, the last two paragraphs of Article VII of the Lease shall be amended to read as follows:

         "Notwithstanding the preceding two (2) paragraphs of this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of the Expanded Leased Premises and Building D Expansion Space only (excluding the Second Expansion Space, the VAD Space and the 1997 Additional Space), then Landlord or Tenant automatically shall have the right pursuant to this
Article VII to terminate the Lease with respect to the Second Expansion Space, VAD Space, and the 1997 Additional Space, regardless of whether the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space has been condemned in whole or in part. However, if Landlord or Tenant has any right to terminate the Lease pursuant to this Article VII due to condemnation or taking of the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space only (excluding the Expanded Leased Premises and Building D Expansion Space), Landlord or Tenant shall not have the right to terminate the Lease with respect to the Expanded Leased Premises and Building D Expansion Space. If Landlord or Tenant duly terminates the Lease under Article VII with respect to the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space the Lease shall remain in full force and effect with respect to the Expanded Leased Premises and Building D Expansion Space and the Second Expansion Space and/or VAD Space and/or the 1997 Additional Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such condemnation of the Second Expansion Space and/or the VAD Space and/or the 1997 Additional Space the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, a reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

         Notwithstanding anything set forth above in this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this
Article VII due to taking or condemnation of one of the Second Expansion Space or the VAD Space or the 1997 Additional Space, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the noncondemned Space in Building B, or with respect to the Expanded Leased Premises.

      16. Parkincr. Parking under the Lease shall not be modified pursuant to this Sixth Amendment.

      17. Renewal Option. Rider No. 1 to the Lease shall apply to the 1997 Additional Space.

      18. Tenant Authorization. Tenant represents and warrants to Landlord that this Sixth Amendment has been validly authorized and is executed by an authorized officer of Tenant and that its terms are binding upon and enforceable against Tenant in accordance herewith.

      19. Brokers. Landlord and Tenant represent and warrant that there is no real estate broker or agent representing Tenant in connection with this Sixth Amendment.

      20. Lease as Amended. From and after the full execution of this Sixth Amendment, the Lease shall be amended and in full force and effect in such respects as are set forth in this Sixth Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect and applicable to the 1997 Additional Space, except as specifically set forth in this Sixth Amendment.

      21. Reaffirmation of Lease. Each of Tenant and Landlord hereby reaffirms and restates, and agrees to be bound by, the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Sixth Amendment) as if made herein.



LANDLORD:

ARE-QRS CORP.

By:/s/Allan D. Gold
Name: Allan D. Gold
Title: President



MEDIMMUNE, INC.,
a Delaware corporation

By:/s/David M. Mott
Name: David M. Mott
Title: President